Exhibit 24.2
                     FORD MOTOR COMPANY


           Certificate of an Assistant Secretary
           -------------------------------------

	The undersigned, T. J. DeZure, an Assistant Secretary of Ford Motor Company, a Delaware corporation (the "Company"),
DOES HEREBY CERTIFY that attached hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company at a meeting duly called and held on April 13, 1995, and the same are in full force and effect on the date hereof.

	WITNESS my hand and the seal of the Company this 30th day of August, 1995.


                                 /s/ T. J. DeZure
                                     T. J. DeZure
                                  Assistant Secretary


(Corporate Seal)


s:\tshanley\opinion\djc4.doc



                                             Attachment


                  Resolutions adopted by the Board
                 of Directors of Ford Motor Company
                 at a Meeting Held on April 13, 1995
                 -----------------------------------


	RESOLVED, That the proposals described in the communication dated April 13, 1995, signed by J. M. Devine and addressed to the members of the Board of Directors, entitled "1995 Annual Report on Financing Plans and Investments", presented to and discussed at this meeting, be and hereby are approved.


     RESOLUTIONS RELATING TO ISSUANCE OF DEBT SECURITIES

Public Offerings
- ----------------

     RESOLVED, That the Company be and hereby is authorized to register with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), debt securities, to be denominated when issued in U.S. dollars or any foreign currency or currencies, consisting of notes, debentures, warrants, guarantees or other securities, or any combination thereof ("Securities"), in an aggregate principal amount not to exceed U.S. $1,000,000,000 or the equivalent thereof.

     RESOLVED, That the Company be and hereby is authorized to issue and sell, in one or more public offerings in an aggregate principal amount not to exceed U.S. $1,000,000,000 or the equivalent thereof, Securities, with such maturity dates, in such relative principal amounts, in such currencies, at such interest rates (either on a fixed or floating basis) or original issue discounts, as applicable, and upon such additional terms and conditions (including, without limitation, provisions for subordination) as may be fixed by the Chairman of the Board of Directors, President and Chief Executive Officer, the Group Vice President and Chief Financial Officer, the Vice President - Finance or the Treasurer, and that each such officer be and hereby is authorized to determine the terms of the Securities, including, without limitation, the respective maturity dates, the relative principal amounts, the respective currencies, the stated rates of interest (either on a fixed or floating basis) to be borne by, or the original issue discounts applicable to, the Securities, any provisions for subordination of the Securities, any provisions for conversion of the Securities into other Securities or into securities of one or more affiliates of the Company, the terms and the price or prices for any prepayment or redemption of the Securities pursuant to a sinking fund or otherwise, and the purchase prices to be paid by any underwriters or any firm, institution, partnership or other person purchasing the Securities.

     RESOLVED, That the preparation by the Company of one or more Registration Statements on Form S-3 or such other form as may be appropriate covering the Securities, including prospectuses, exhibits and other documents, to be filed with the Commission for the purpose of registering the offer and sale of the Securities, be and it hereby is in all respects approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any such Registration Statement, with such changes, if any, therein, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause any such Registration Statement, so executed, to be filed with the Commission; and, prior to the effective date of any such Registration Statement and if the Vice President - General Counsel or the Secretary deems it advisable, the appropriate officers of the Company are directed to use their best efforts to furnish each director and each officer signing such Registration Statement with a copy of such Registration Statement, and if, prior to the effective date of any such Registration Statement, material changes therein or material additions thereto are proposed to be made, other than changes and additions of a type authorized under these resolutions to be approved by officers of the Company as provided in the immediately preceding resolution, and if the Vice President - General Counsel or the Secretary deems it advisable, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing any such Registration Statement, with a copy of such Registration Statement and each amendment thereto as filed with the Commission, or a description of such changes or additions, or a combination thereof, in as complete and final form as practicable and in sufficient time to permit each director and each such officer so desiring to object to any part of any such Registration Statement before it becomes effective.

     RESOLVED, That the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all amendments (including post-effective amendments) to any Registration Statement, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form, with such changes, if any, therein, as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such amendment or amendments, so executed, to be filed with the Commission; and if, prior to the effective date of each such post-effective amendment, material changes or material additions are proposed to be made in or to any such Registration Statement or any amendment thereto in the form in which it most recently became effective, other than changes and additions of a type authorized under these resolutions to be approved by officers of the Company, and if the Vice President
- - General Counsel or the Secretary deems it advisable, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing such post-effective amendment, with a copy of such post-effective amendment or a description of all material changes or additions therein, or a combination thereof, in as complete and final form as practicable and in sufficient time to permit each director and each such officer so desiring to object to any part of such post-effective amendment before it becomes effective.

     RESOLVED, That each officer and director who may be required to sign and execute any such Registration Statement or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing J. M. Devine, D. N. McCammon, M. S. Macdonald, J. W. Martin, Jr., J. M. Rintamaki,
L. J. Ghilardi and P. J. Sherry, Jr., and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any such Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

     RESOLVED, That the Chairman of the Board of Directors, President and Chief Executive Officer, the Vice Chairman and Chief Technical Officer, any Executive Vice President, any Group Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities or to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America as such persons, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such persons, or any of them, may deem necessary, appropriate or desirable in order to maintain such registrations in effect for as long as such persons, or any of them, may deem to be in the best interests of the Company.